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                                                                 EXHIBIT 10.21

                          LICENSE TERMINATION AGREEMENT

       This License Termination Agreement ("Agreement") is made effective as of March 19, 1999 by and between OptiMark Technologies, Inc., having its principal offices at 10 Exchange Place Center, 12th Floor, Jersey City, NJ 07302 (referred to in this Agreement as "Licensor"), and High Performance Markets, Ltd. having its principal offices at 530 Main Avenue, Durango, Colorado, 81301 (referred to in this Agreement as "Licensee").

       Licensor and Licensee wish to terminate a July 31, 1996, License Agreement between Licensor and Licensee (the "License Agreement") wherein Licensor granted to Licensee an exclusive, fully paid-up, perpetual, worldwide license to make, have made, use, sell and distribute products, systems and services under the Patent Applications for use within and only within the Non-Securities Industry Field (the "License"). Terms not defined herein have the meaning ascribed to them in the License Agreement.

1.     TERMINATION OF LICENSE.

       In consideration of the foregoing premises, the mutual promises undertaken herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

A. License Termination. On or before the thirtieth day after the date set forth above (the "Closing Date"):

       (i) The License and the License Agreement, including but not limited to all licenses and sublicenses granted and maintenance services being provided or to be provided thereunder, are terminated in its and their entirety, and Licensee will have no further rights or obligations whatsoever pursuant to such License Agreement.

       (ii) Licensee shall return to Licensor the original and all copies of all software and documentation furnished by Licensor to Licensee pursuant to the License Agreement. Licensee shall also delete and destroy, and if requested by Licensor, provide a certificate from an officer of Licensee attesting to such deletion and destruction, all copies of such software and documentation residing on any computer storage devices in Licensee's possession or control.

       (iii) Promptly upon receipt of the returned software and documentation and the officer's certificate referred to in Section A (ii) above, Licensor shall issue to Licensee 2,000,000 shares (the "Shares") of Licensor's common stock, $.01 par value per share ("Common Stock"), subject to the restrictions contained herein.

B. Certificate of Compliance. The representations and warranties by Licensor and Licensee set forth in Sections 2 and 3 hereof, respectively, shall be true, correct and certified as such in writing on and as of the Closing Date.

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C.     Opinion of Licensee's Counsel. As a condition to Licensor's obligation to deliver the shares on the Closing Date, which condition is waivable by Licensor, Licensor shall have received an opinion, addressed to Licensor and dated the Closing Date, of Holland & Hart LLP, special counsel to DH Management, Inc., a Colorado corporation, Licensee's general partner, in form and substance as set forth on Exhibit A hereto.

D. Amended and Restated Promissory Note; Surrender of Original Note. On the Closing Date, the parties hereto shall execute and deliver an amended Business Promissory Note in the form and substance as set forth on Exhibit B hereto, amending and restating that certain Business Promissory Note dated May 31, 1996, in the principal amount of $650,000 made in favor of Licensor by Licensee (the "Original Note"). The Original Note shall be surrendered to Licensee for cancellation, or in the absence of the Original Note, Licensor shall deliver to Licensee an acceptable declaration of lost instrument and indemnity.

E. Cancellation of Security Agreement. Effective on and as of the Closing Date, that certain Security Agreement dated May 31, 1996, made in favor of Licensor by Licensee will be, by operation of this Agreement and without further action by the parties hereto, cancelled in its entirety and be of no further force or effect, and Licensor shall execute and deliver to Licensee a Termination Statement with respect thereto.

2.     REPRESENTATIONS OF LICENSOR. Licensor hereby represents that:

A. Corporate Authority.This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Licensor, its officers, directors and shareholders. This Agreement constitutes, when executed and delivered pursuant hereto, the valid and binding obligation of Licensor, enforceable in accordance with its terms (except to the extent that enforcement thereof is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

B. Organization of Licensor. Licensor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority (i) to enter into this Agreement, and (ii) to carry out the other transactions and agreements contemplated hereby.

C. Shares. Upon the issuance and delivery of the Shares to the Licensee in accordance with this Agreement, such shares will constitute legally and validly authorized and issued, fully paid, and nonassessable shares of Common Stock, and are not subject to any liens, claims, encumbrances, options, restrictions on voting or other restrictions, except those imposed by applicable securities laws and those imposed by this Agreement.

D. No Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Licensor which questions the validity of this Agreement or the right of Licensor to enter into it or to consummate the transactions contemplated hereby.


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3.     REPRESENTATIONS, WARRANTIES, AND COVENANTS OF LICENSEE. Licensee hereby represents, warrants, and covenants, the following:

A.     Authority.

       (i) This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the part of Licensee, its general partner, Licensee's limited partners, and the officers, directors and shareholders of Licensee's general partner. Licensee has the power to enter into this Agreement and perform the obligations of Licensee contemplated hereunder. This Agreement constitutes, when executed and delivered pursuant hereto, the valid and binding obligation of Licensee, enforceable in accordance with its terms (except to the extent that enforcement thereof is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

       (ii) Licensee is under to no statutory requirement to seek the consent of its limited partner (and Durango Holdings, Ltd. is under no statutory requirement to seek the consent of its limited partners) to effect the termination of the License Agreement as contemplated herein. In addition, Licensee represents that Durango Holdings, Ltd. is under no requirement pursuant to the Limited Partnership Agreement of Durango Holdings, Ltd. dated May 31, 1996, as in effect on the date hereof, to obtain the consent of the limited partners of Durango Holdings, Ltd. to effect the termination of the License Agreement as contemplated herein.

B. License Free and Clear. On the Closing Date, Licensee will have good and marketable title to the License, and the License will be free and clear of any liens, claims, encumbrances, mortgages, pledges, restrictions, security interests and options, licenses, or sublicenses of any kind or nature granted by, or otherwise made by, Licensee, or otherwise arising as a result of Licensee's ownership interest in the License, except for the Sublicense Agreement dated April 22, 1998, between Licensee and Licensor (the "Sublicense"). Immediately upon termination of the License and the License Agreement pursuant to this Agreement, good and marketable title to the License (except for the Sublicense), and the intellectual property licensed under the License Agreement free and clear of any liens, claims, encumbrances, mortgages, pledges, restrictions, security interests and options, licenses, or sublicenses of any kind or nature (except for the Sublicense) granted by, or otherwise made by, Licensee, or otherwise arising as a result of Licensee's ownership interest in the License will be transferred to Licensor. Licensee represents and warrants that, except for the Sublicense, Licensee has not granted any licenses or sublicenses under, nor assigned, all or any part of the rights or intellectual property licensed under the License Agreement.

C. No Conflicts. Neither the execution and delivery by Licensee of this Agreement, nor the consummation by Licensee of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of Licensee's partnership agreement or formation documents.

D. Release and Discharge. Licensee for itself and its successors and assigns fully and unconditionally releases and forever discharges Licensor and Licensor's directors, officers,



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employees, attorneys, agents, representatives and insurers, and its and their respective successors and assigns ("Licensor Parties"), from and against any and all claims, contentions, debts, liabilities, demands, promises, agreements, costs, expenses (including but not limited to attorneys' fees), damages, actions or causes of action, of whatever kind or nature, whether known or unknown (collectively "Losses"), based on, arising out of or in connection with actions taken by Licensor, or any failures of Licensor to act, relating to the License Agreement or the intellectual property licensed thereby. Licensee covenants to defend, indemnify and hold harmless, for a period of one year from the Closing Date, Licensor Parties, collectively and/or individually, from and against, and pay or reimburse such parties for any and all such Losses arising from any failure of any of Licensee's representations herein to be true and correct on the Closing Date, and arising from any breach of warranty made by Licensee herein or failure of performance of any covenant or agreement of Licensee made herein. In addition to the covenant to defend, indemnify and hold harmless contained in the immediately preceding sentence, Licensee covenants to defend, indemnify and hold harmless, in perpetuity, Licensor Parties collectively and/or individually, from and against, and pay or reimburse such parties for any and all such Losses arising from, or related to, the License, or the intellectual property licensed thereunder, being subject to, or encumbered by, any license or sublicense of any kind or nature granted by, or otherwise made by, Licensee, except for the Sublicense.

E. Investment Experience. Licensee is experienced in evaluating and investing in private placement transactions of securities in companies similar to Licensor. Licensee has the capacity to protect its own interests in connection with the receipt of the Shares from Licensor and is capable of evaluating the merits and risks of an investment in Licensor by reason of Licensee's (i) pre-existing personal or business relationship with Licensor or any of its officers, directors or control persons, or (ii) business and financial knowledge and experience.

F. Economic Risk. Licensee understands all of the risks related to the investment in the Shares and that such investment will be speculative. Licensee is able, without impairing Licensee's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of Licensee's investment.

G. Investment Intent. Licensee is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Licensee understands that the Shares have not been, and will not be, registered under the Act by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Licensee's representations expressed herein.

H. No Dissolution or Distribution. Licensee agrees that for a period of one year and one day from the Closing Date, it will not take any action, its general partner will not adopt any resolution or take any action, and no other of Licensee's representatives will adopt any resolution or take any action, to dissolve Licensee or to distribute the Shares to its partners or their successors or assigns.



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I.     No Plan to Distribute. Licensee's termination of the License and the
License Agreement hereunder is not part of any past, current, or contemplated plan to distribute the shares acquired by Licensee hereby to any party, whether by a distribution to its partners or otherwise.

J. Rule 144. Licensee acknowledges that the Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Licensee is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Licensor, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

K. Public Market. Licensee understands that no public market now exists for any of the securities issued by Licensor and that Licensor has made no assurances that a public market will ever exist for Licensor's securities.

L. Access to Data. Licensee has had an opportunity to discuss Licensor's business, management and financial affairs with Licensor's management and has also had an opportunity to ask questions of Licensor's officers, which questions were answered to Licensee's satisfaction.

M. Tax Treatment. Licensee acknowledges that the transactions contemplated by this Agreement shall be treated as taxable transactions under the Internal Revenue Code of 1986, as amended.

N. No Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Licensee or its general partner which questions the validity of this Agreement or the right of Licensee to enter into it, or to consummate the transactions contemplated hereby, or which might result in any encumbrance on the License.

4.     LEGENDS.

A. Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

       THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, IF REASONABLY REQUESTED, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH THAT REGISTRATION IS NOT REQUIRED. THIS CERTIFICATE REPRESENTING THE SECURITIES MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT PRIOR TO ANY TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE.



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       THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
RESTRICTIONS ON TRANSFER CONTAINED IN AN AGREEMENT BETWEEN THE HOLDER HEREOF AND THE ISSUER OF THE SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE TRANSFERRED, EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.

       Licensor need not record a transfer of Shares, unless the conditions specified in the foregoing legends are satisfied. Licensor may also instruct its transfer agent not to record the transfer of any of the Shares unless the conditions specified in the foregoing legends are satisfied.

B. Removal of Legends and Transfer Restrictions. The legend relating to the Securities Act of 1933, as amended (the "Act") endorsed on a share certificate pursuant to paragraph 4. A of this Agreement shall be removed, and Licensor shall issue a certificate without such legend to the holder of such securities if such Shares are registered under the Act or if such holder provides to Licensor an opinion of counsel for such holder of the Shares reasonably satisfactory to Licensor, or a no-action letter or interpretive opinion of the staff of the SEC to the effect that a public sale, transfer or assignment of such Shares may be made without registration and without compliance with any restriction such as Rule 144. The legend relating to the contractual restrictions endorsed on a share certificate pursuant to paragraph 4. A of this Agreement shall be removed, when the conditions have been satisfied, and Licensor shall issue a certificate without such legend to the holder of such securities.

5.     MISCELLANEOUS.

A. Successors and Assigns. This Agreement is and shall be binding upon and inure to the benefit of the parties hereto and their predecessors and successors in interest. This Agreement and the rights and obligations hereunder may not be assigned by Licensee without the prior approval of Licensor, such approval not to be unreasonably withheld.

B. Complete Agreement. This Agreement contains the entire agreement between the parties and supersedes any written or oral agreements, understandings or communications concerning the subject matter hereof.

C. Governing Law. This Agreement shall be interpreted and enforced according to the laws of the State of Colorado, without reference to its conflict of laws rules.

D.     Indemnification Not Exclusive Remedy. The indemnification provided by
Section 3D hereof is not Licensor's exclusive remedy for any claims arising under or related to any misrepresentation of Licensee or breach by Licensee of its warranties or covenants hereunder. All other remedies at law or in equity are not affected by Licensor's right to indemnification hereunder, provided that Licensor shall not be entitled to recover more than once for each Loss suffered.



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            IN WITNESS WHEREOF, the parties to this Agreement have caused this
Agreement to be signed by their duly authorized representatives, and this Agreement shall be effective as of the date first set forth above.

OptiMark Technologies, Inc.                          High Performance Markets, Ltd.
(Licensor)                                           (Licensee)

                                                     By:  DH Management, Inc., its General Partner

By:  /s/  Christopher J. Walsh                       By:  /s/  Alan S. Danson
                              ---------------------                           --------------------
Name:  Christopher J. Walsh                          Name:  Alan S. Danson
                           ------------------------                           --------------------

Title:  Vice President                               Title:  President
                      ------------------




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                   EXHIBIT B TO LICENSE TERMINATION AGREEMENT



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                        AMENDED BUSINESS PROMISSORY NOTE

$650,000.00                                         Original Date:  May 31, 1996
                                                 Amendment Date:  March 22, 1999
                                                               Durango, Colorado

       FOR VALUE RECEIVED, the undersigned High Performance Markets, Ltd., a Colorado limited partnership formerly named OptiMark, Ltd. and OptiMark Licensing, Ltd. ("HPM"), hereby promises to pay to the order of OptiMark Technologies, Inc., a Delaware corporation, as successor to MJT Holdings, Inc., a California corporation, or any subsequent holder of this Note (the "Holder"), the principal sum of Six Hundred Fifty Thousand Dollars and No Cents (U.S. $650,000.00), with interest thereon as provided below.

       1. Interest. Prior to any default, interest shall accrue from May 31, 1996 (the "Original Date") on the outstanding principal balance of this Note at the fixed rate of five and forty-five hundredths percent (5.45%) per annum. Following any default, interest shall accrue on the outstanding principal balance hereof at the fixed rate of twelve percent (12%) per annum. Interest shall compound annually on each anniversary of the Original Date of this Note.

       2. Payments. Payment of all outstanding principal and interest shall be due on this Note on the earlier of (i) May 31, 2005 or (ii) the sale, exchange, delivery, assignment, pledge or other disposition by HPM, in the aggregate, of more than 200,000 shares of OptiMark



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Technologies, Inc. common stock ("OptiMark Stock"), constituting ten percent
(10%) of the OptiMark Stock acquired in connection with the License Termination Agreement dated on or approximately on the Amendment Date ("Due Date"). Following May 31, 2001, quarterly payments of accrued interest only shall be payable in arrears. If not earlier paid, all principal and accrued interest shall be due and payable on the earlier of (i) the Due Date or (ii) May 31, 2005.

       3. Prepayments. HPM may freely prepay this Note at its option, in whole or in part, at any time without penalty. On April 30, 1999, HPM shall prepay all or a portion of the outstanding principal and interest to the extent of all of its available cash or other liquid assets in excess of its reasonably anticipated future legal, accounting and administrative expenses. Any prepayments shall be applied first to accrued interest, then to principal.

       4. Collection Costs. In the event of any default, Holder shall be entitled to all of its costs of collection of this Note, including reasonable attorneys' fees.

       5. Negative Covenants. HPM shall not at any time create, incur, assume or suffer to exist any pledge, lien, deed of trust, security interest, charge or other encumbrance or security arrangement of any nature whatsoever on any of its property other than 200,000 shares of OptiMark Stock, constituting ten percent (10%) of the OptiMark Stock acquired in connection with the License Agreement. HPM shall not at any time sell, distribute, or otherwise transfer any of the OptiMark Stock (other than up to 200,000 shares of OptiMark Stock acquired in connection with the License Termination Agreement) prior to the full payment of all outstanding principal and accrued



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interest hereunder.

       6. Recourse. THIS NOTE IS MADE WITH FULL RECOURSE BY THE HOLDER AGAINST HPM, ITS SUCCESSORS OR ASSIGNS.

       7. General. HPM waives demand, presentment, dishonor, notice of dishonor and all other procedural prerequisites to enforcement of this Note to the maximum extent permitted by law. This Note shall be governed by the laws of the State of Colorado.

       IN WITNESS WHEREOF, HPM has executed this Amended Business Promissory Note as of the Amendment Date set forth above.

                                     High Performance Markets, Ltd., a Colorado limited partnership

                                     By:  DH Management, Inc., a Colorado
                                     corporation, its General Partner

                                     By:  /s/  Alan S. Danson
                                     President




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